Exhibit 32.2
RENTECH, INC.
CERTIFICATION OF PRESIDENT AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Rentech, Inc., (the “Company”) on Form 10-K for the year ending September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dan J. Cohrs, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: December 15, 2008	/s/ Dan J. Cohrs
Dan J. Cohrs
Chief Financial Officer
This certification accompanies the report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act of 1934, as amended.